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                                                                   EXHIBIT 10.19

                         EMPLOYMENT AGREEMENT OF C.V. NALLEY

                  EMPLOYMENT AGREEMENT dated as of March 1, 2000 between ASBURY
            AUTOMOTIVE ATLANTA L.L.C., a Delaware limited liability company ("Employer"), and C.V. NALLEY, III; an individual residing in the State of Georgia ("Employee").

      In consideration of the agreements, provisions and covenants herein contained, Employer and Employee hereby agree as follows:

      1. TERM. Employer hereby employs Employee, and Employee hereby accepts such Employment, under and subject to all of the terms, conditions and provisions hereof, for a term beginning on the date hereof and continuing for a period of five years thereafter (the "Employment Term").

      2. DUTIES. During the Employment Term, Employee will be employed as the President and Chief Executive Officer of Employer, (a wholly owned subsidiary of Asbury Automotive Group, L.L.C., a Delaware limited liability company), and shall be responsible for conducting the day-to-day operational and management activities of Employer, with such additional responsibilities as may be reasonably determined from time to time by or under the authority of the Board of Directors of Employer for so long as such responsibilities are consistent with Employee's executive position as President and Chief Executive Office of Employer. Employee will devote all of Employee's skill, knowledge and full working time (reasonable vacation time and absence for sickness or similar disability excepted) solely and exclusively to the conscientious performance of such duties. Employee hereby represents that Employee's employment hereunder and compliance by Employee with the terms and conditions of this Agreement will not conflict with or result in the breach of any agreement to which Employee is a party or by which Employee may be bound.

      3. COMPENSATION. During the Employment Term, Employer will pay to Employee a Base Salary of $500,000 per year, payable in accordance with Employer's normal payroll accounting methods and at its customary intervals. Employee shall also receive an annual bonus equal to twenty percent (20%) of that portion of Employer's Net Income Before Taxes that exceeds $14,500,000; PROVIDED, HOWEVER, that in no event will any such annual, bonus exceed $1,000,000. "Net Income Before Taxes" for the purpose of the foregoing sentence means Employer's net income before income taxes, any LIFO adjustment, any gain or loss from the sale of assets (tangible or intangible) and goodwill amortization relating to the acquisition by Asbury Automotive Group of the former "Nalley Companies" for the fiscal year in respect of which such bonus is calculated) derived from the businesses of Employer, as determined from the financial statement of Employer approved by Board of Directors of Employer for such fiscal year (which net income shall be calculated prior to and without giving effect to any annual bonus payable hereunder and any annual management fee to Asbury Automotive Group, but after the payment of salary to Employee as set forth above). Employer shall also provide to Employee during the Employment Term such employee fringe benefits as from time to time are approved by the Board of Directors, which in any event shall consist at least of employee fringe benefits equivalent to those provided to other executive employees of

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Employer. In addition; the bonus Employee shall be entitled to receive hereunder shall be subject to an annual revision on a mutually agreeable basis between Employee and Employer, taking into consideration any additional new businesses or franchises entered into or acquired by Employer, and an annual improvement factor in Net Income Before Taxes.

      4. TERMINATION. (a) Employer may terminate this Agreement for cause. As used herein the term, "for cause" shall mean any of the following on the part of
Employee: (i) any act of fraud or misappropriation involving the business, assets or opportunities of Employer, provided that any competitive activity permitted by Section 5 of the Agreement shall not constitute misappropriation involving the business, assets or opportunities of Employer for the purposes hereof, (ii) any act of intentional public misconduct injurious to the business and/or reputation of Employer, (iii) intentional failure or refusal to perform on a repeated basis the duties of the President and Chief
Executive Officer of Employer contemplated by Section 2, of (iv) conviction of a felony or other offence involving moral turpitude. If terminated for cause in accordance with the provisions of this Section, Employee shall be entitled to all the accrued and unpaid salary compensation payable to him pursuant to Section 3 through the effective date of termination. Employee may also be terminated without cause. If Employee is terminated without cause, he shall be entitled to a lump sum payment equal to the salary portion of his compensation under the Agreement through the unexpired portion of the original term of this Agreement, plus a percentage of the bonus (if any) that otherwise would have been payable to Employee under Section 3 hereof with respect to the year of termination equal to the percentage of such year that has passed through the date of termination.

      (b) In the event of Employee's death or mental or physical disability (as determined by an independent physician selected by Employer) during the term of this Agreement, the compensation payable to Employee pursuant to Section 3 through the date of his death or disability, PLUS a percentage of the bonus (if any) that otherwise would have been payable to Employee under Section 3 hereof with respect to the year of termination equal to the percentage of such year that has passed through the date of death or disability, shall be paid to Employee or his legal representative, as applicable.

      (c) If this Agreement is terminated and Employee ceases to be the President and Chief Executive Officer of Employer as set forth above, Employer shall promptly provide written notification of such facts to each automobile and truck manufacturer that is party to a Sales and Service Agreement (or the equivalent) with Employer.

      5. NO COMPETITION. (a) Employee, without the prior written consent of Employer, shall not (and shall cause his spouse, children and their affiliates not to), either during the Employment Term and, if Employee voluntarily resigns or is terminated "for cause" hereunder, for two years subsequent to the end of the Employment Term, directly or indirectly, as a proprietor, director, officer, employee, partner, stockholder, consultant, owner or otherwise, render services to, acquire any interest in, or options or other rights to acquire any interest in, or participate in the affairs of any business, regardless of location, which is competitive with the business of Employer (a "Competitive Enterprise"); PROVIDED, HOWEVER, that the foregoing shall not be deemed to prohibit


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Employee from (i) acquiring solely as an investment, securities of such Person so long as (x) Employee does not own or have the right to acquire securities of such Person that constitute more than 2.5% of the equity of such Person, on an outstanding or a fully diluted basis, and (y) Employee does not participate in any way in the management of such Person and is not employed by such Person,
(ii) serving as a director of any Person Competitive Enterprise, (iii) owning the interest that Employee owns on the date hereof in Fairfax Imports, Inc., and Nalley Brunswick Automobiles, Inc., (iv) operating any business in which Employee acquires a direct interest pursuant to Section 4.06 of the operating Agreement, (v) continuing the current business of Nallay Western Life Insurance Company and Kenwood Insurance Company Ltd. (it being agreed and understood, however, that all future finance and insurance business after the date Insurance Company or Kenwood Insurance Company Ltd.), and (vi) continuing the current business of Nalley Equipment Leasing, Ltd. until the expiration of the current leases held thereby. In addition, Employee's children (notwithstanding the foregoing) shall be permitted to engage in Competitive Enterprises (and Employee shall be permitted to make loans to such Competitive Enterprises) as long as (i) the "Nalley" name is not used directly or indirectly in connection with such Competitive Enterprises and (ii) such Competitive Enterprises shall not solicit, hire or employ employees or former employees of Employer or its affiliates at any time while such employees are employees of Employer or its affiliates, or within six months thereafter.

      (b) It is the desire and intent of the parties that the provision of this
Section 5 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular portion of this Section 5 shall be adjudicated to be invalid or unenforceable, this Section 5 shall be deemed amended to modify or delete therefrom the portion thus adjudicated to be invalid or unenforceable, such modification or deletion to apply only with respect to the operation of this paragraph in the particular jurisdiction in which such adjudication is made. It is agreed and understood by the parties hereto that the non-competition undertaking by Employee (with respect to himself and with respect to his spouse, children and their affiliates) set forth above is a material part of the consideration provided by Employee for the compensation Employee earns pursuant to Section 3 (and for the Company to consummate the transactions contemplated by the Contribution Agreement). Accordingly, if and to the extent this paragraph is applicable and all or any part of this Section 5 is deemed invalid, unenforceable, modified or deleted, the compensation provided for in Section 3 shall be reduced by a reasonable amount to compensate for such invalidity unenforceability, modification or deletion (as the case may be), and Employee shall reimburse Employer for any previous overpayments under Section 3, as so reduced, if and to the extent applicable.

      6. DISCLOSURE OF INFORMATION. Employee recognizes and acknowledges that Employer and its affiliates' trade secrets and confidential or proprietary information, including such trade secrets or information as may exist from time to time, and information as to the identity of customers of Employer and its affiliates, and other similar items ("Confidential Information"), are valuable, special and unique assets of Employer's business, access to and knowledge of which are essential to the performance


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of the duties of Employee hereunder. Employee will not, in whole or in part, disclose, at any time either during or subsequent to his employment with the Company, such Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, except as required by Employee's duties to Employer and except to Employer's agents, employees and similar representatives who are aware of the confidential nature thereof and are bound by a duty of confidentiality with respect thereto, nor shall Employee make use of any such Confidential Information for his own purposes or for the benefit of any person, firm, corporation or other entity (except Employer) under any circumstances; PROVIDED, HOWEVER, that Employee may disclose (i) information to the extent that he shall be directed by court order or otherwise required by law and (ii) this Agreement in an action to enforce his rights hereunder, provided that in either case Employee will use his best efforts to have such Confidential Information be deemed "confidential" in any such proceedings. Notwithstanding anything in the foregoing to the contrary, the restrictions in this Section shall no longer apply to any trade secret or confidential proprietary information that is an asset solely of businesses that Employee acquires a direct interest in pursuant to the operation of Section 4.06 of the Operating Agreement and after the time such interest is acquired by Employee. Information that is publicly available or otherwise becomes available to Employee other than because of the disclosure thereof in violation of this Agreement (or any other confidentiality obligation of any person, firm, corporation or other entity to Employer) shall not be subject to the restrictions of this Section 6.

      7. INJUNCTIVE RELIEF. Employee understands and agrees that the services to be provided to Employer under this Agreement are unique and of special value to Employer, and that a breach on the part of Employee of Sections 5 or 6 hereof could or will cause irreparable injury and damage to Employer that will not be adequately compensable in money damages, and that injunctive relief is appropriate and contemplated as a remedy therefor, in addition to any other remedy available to Employer. For this reason, Employee hereby consents to the issuance of an injunction in favor of Employer by any court of competent jurisdiction enjoining any breach of Section 5 or 6 hereof. Nothing herein shall be construed as prohibiting Employer from pursuing any other remedies for such breach or threatened breach.

      8. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and cancels and supersedes all other agreements, written or oral, express or implied, between them relating to the Employer's employment of Employee.

      9. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws o f the State of Delaware (without regard to conflict of laws doctrines).

      10. AMENDMENTS AND WAIVERS. The parties herein may, by written agreement signed by the parties, modify any of the parties, modify any of the covenants or agreements or extend the time for the performance of any of the obligations contained in this Agreement or in any document delivered pursuant to this Agreement. Any party hereto may waive, by written instrument signed by such party, compliance by the other party, with any of the other party's obligations contained in this Agreement.


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      11.NO WAIVER OF RIGHTS. No failure or delay on the part of any party in the exercise of any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude other or further exercise thereof or of any other right or power. The waiver by any party or parties hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach hereunder. All rights and remedies existing under this Agreement or cumulative and are not exclusive of any rights or remedies otherwise available.

      12. LIMITED RIGHTS OF EMPLOYEE AND THIRD PARTIES. Neither Employee nor any beneficiary of Employee Shall under any circumstances have any option or right to require payments hereunder otherwise than in accordance with the terms hereof. Except as otherwise provided by law, neither Employee nor any such beneficiary shall have the power in any matter to anticipate, alienate, assign, charge or encumber any payments contemplated by this Agreement, and all rights and benefits of Employee or such beneficiary shall be for the sole personal benefit of Employee or such beneficiary, as the case may be, and no other person shall acquire any right, title or interest hereunder by reason of any sale, assignment, transfer, claim or judgement or bankruptcy proceedings against Employee or such beneficiary.

      13. SUBMISSION TO JURISDICTION. Any and all suits, legal actions or proceedings against any party hereto arising out of this Agreement shall be bought in any United States federal court sitting in the State of Delaware or any other court of appropriate jurisdiction setting in the State of Delaware, as the party bringing such suite may elect in its sole discretion and each party hereby submits to and accepts the exclusive jurisdiction of such courts for the purpose of such suit, legal action or proceeding, each party hereto waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail. Each party hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such suit, legal action or proceeding in any such court and hereby further waives any such suit, legal action or proceeding in any such court and hereby further waives any claim that any such suit, legal action or proceeding brought in any such court has been brought in an inconvenient forum.

      14. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but both of which together shall constitute one and the same instrument.

      15. PRIOR EMPLOYMENT AGREEMENT. This Agreement will supercede and replace in is entirety that certain Employment Agreement dated as of February 20, 1997 between Employer and Employee.


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      IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the day and year first written above.

                                        ASBURY ATLANTA AUTOMOTIVE L.L.C.



                                        BY    /s/ Thomas A. Decker
                                             -----------------------------------
                                             Name:  Thomas A. Decker
                                             Title: Executive



                                             /s/ C.V. NALLEY, III
                                             -----------------------------------
                                                C.V. NALLEY, III


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